Exhibit 23.2

Consent of Geological Consultant

                             Douglas Baker

                      312 Birch Street

                     Nezperce, ID 83543

May 3, 2004

I hereby consent to the inclusion and reference of my report dated December 13, 2004, entitled "LONG CANYON PROJECT SUMMARY REPORT and

DATA COMPILATION” in the Registration Statement on Form SB-2 filed by AER Ventures Inc. with the United States Securities and Exchange  Commission.  I confirm that I have reviewed AER Ventures Inc.’s summary of my geological report in its registration statement and concur will its contents.  I also consent to the inclusion of my name as an expert in AER Ventures Inc.’s registration statement.

/s/ Douglas Baker

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Douglas Baker, B.Sc. Geology

Consulting Geologist